Exhibit (a)(5)

DWS VARIABLE SERIES II

Amended and Restated Establishment and Designation of Series and

Classes of Shares of Beneficial Interest, Without Par Value

WHEREAS, the Trustees of DWS Variable Series II (the “Trust”), acting pursuant to the Trust’s Amended and Restated Declaration of Trust (the “Declaration”), dated June 2, 2008, as amended, had previously established and designated one or more series of shares of beneficial interest in the Trust (each, a “Series” composed of “Shares”) pursuant to one or more designations of series (the “Prior Series Designations”) and had previously established and designated one or more classes of Shares (each, a “Class”) for some or all of the Series pursuant to one or more designations of classes (the “Prior Class Designations,” such Prior Series Designations and Prior Class Designations referred to herein collectively as the “Prior Designations”);

WHEREAS, the Trustees of the Trust, effective February 3, 2009, amended and restated the Trust’s Prior Designations, the terms of the amended and restated designation to supersede any terms set forth in the Prior Designations;

WHEREAS, pursuant to Article V, Section 5.11 of the Declaration, the Trustees, at a meeting held on January 22, 2009, authorized each of the following reclassifications of a Class of Shares of a Series to be effective as of March 6, 2009:

(i) The Class of Shares of DWS Balanced VIP presently designated as Class B Shares is reclassified as Class A Shares of that Series, and each Class B Share of that Series outstanding as of the close of business on March 6, 2009 is reclassified as a Class A Share of that Series, to have all the relative rights and preferences of the Class A Shares of that Series under the Declaration;

(ii) The Class of Shares of DWS International Select Equity VIP presently designated as Class B Shares is reclassified as Class A Shares of that Series, and each Class B Share of that Series outstanding as of the close of business on March 6, 2009 is reclassified as a Class A Share of that Series, to have all the relative rights and preferences of the Class A Shares of that Series under the Declaration;

(iii) The Class of Shares of DWS Mid Cap Growth VIP presently designated as Class B Shares is reclassified as Class A Shares of that Series, and each Class B Share of that Series outstanding as of the close of business on March 6, 2009 is reclassified as a Class A Share of that Series, to have all the relative rights and preferences of the Class A Shares of that Series under the Declaration;

(iv) The Class of Shares of DWS Small Cap Growth VIP presently designated as Class B Shares is reclassified as Class A Shares of that Series, and each Class B Share of that Series outstanding as of the close of business on March 6, 2009 is reclassified as a Class A Share of that Series, to have all the relative rights and preferences of the Class A Shares of that Series under the Declaration;

(v) The Class of Shares of DWS Strategic Income VIP presently designated as Class B Shares is reclassified as Class A Shares of that Series, and each Class B Share of that Series outstanding as of the close of business on March 6, 2009 is reclassified as a Class A Share of that Series, to have all the relative rights and preferences of the Class A Shares of that Series under the Declaration;

(vi) The Class of Shares of DWS Turner Mid Cap Growth VIP presently designated as Class B Shares is reclassified as Class A Shares of that Series, and each Class B Share of that Series outstanding as of the close of business on March 6, 2009 is reclassified as a Class A Share of that Series, to have all the relative rights and preferences of the Class A Shares of that Series under the Declaration;

NOW THEREFORE, pursuant to Article VIII, Section 8.3 of the Declaration, the Trustees of the Trust, effective on March 6, 2009, hereby amend and restate the Trust’s Prior Designations, the terms of which to supersede any terms set forth in the Prior Designations:

1.        The following Series of Shares and Classes thereof are established and designated, the Shares, without par value, of such Series and Classes to be subject to the terms of, and entitled to all the rights and preferences accorded to Shares of a Series, and, if applicable, a Class under, the Declaration and this amended and restated designation:

DWS Alternative Asset Allocation Plus VIP	Class A

DWS Balanced VIP	Class A

DWS Blue Chip VIP	Class A
Class B

DWS Conservative Allocation VIP	Class B

DWS Core Fixed Income VIP	Class A
Class B

DWS Davis Venture Value VIP	Class A
Class B

DWS Dreman High Return Equity VIP	Class A
Class B

DWS Dreman Small Mid Cap Value VIP	Class A
Class B
DWS Global Thematic VIP	Class A
Class B

DWS Government & Agency Securities VIP	Class A
Class B

DWS Growth Allocation VIP	Class B

DWS High Income VIP	Class A
Class B

DWS International Select Equity VIP	Class A

DWS Janus Growth & Income VIP	Class A

DWS Large Cap Value VIP	Class A
Class B

DWS Mid Cap Growth VIP	Class A

DWS Moderate Allocation VIP	Class B

DWS Money Market VIP	Class A

DWS Small Cap Growth VIP	Class A

DWS Strategic Income VIP	Class A

DWS Technology VIP	Class A
Class B

DWS Turner Mid Cap Growth VIP	Class A

2.        For Shares of a Class of a Series, the relative rights and preferences of such Class shall be as determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the Trust’s Multi-Distribution System Plan adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended, as such Plan may be amended from time to time, or as otherwise required by applicable law. The Shares of a Class of a Series shall have such other terms, features and qualifications as may be determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the current prospectus and statement of additional information of the Series relating to such Class, contained in the Trust’s registration statement under the

Securities Act of 1933, as amended, as such prospectus or statement of additional information may be further supplemented from time to time.

3.        The designation of the Series and Classes hereby shall not impair the power of the Trustees from time to time to designate additional Series and Classes of Shares of the Trust.

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IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 22nd day of January 2009.

/s/John W. Ballantine	/s/Henry P. Becton, Jr.
John W. Ballantine, Trustee	Henry P. Becton, Jr., Trustee
/s/Dawn-Marie Driscoll	/s/Keith R. Fox
Dawn-Marie Driscoll, Trustee	Keith R. Fox, Trustee
/s/Paul K. Freeman	/s/Kenneth C. Froewiss
Paul K. Freeman, Trustee	Kenneth C. Froewiss, Trustee
/s/Richard J. Herring	/s/William McClayton
Richard J. Herring, Trustee	William McClayton, Trustee
/s/Rebecca W. Rimel	/s/Axel Schwarzer
Rebecca W. Rimel, Trustee	Axel Schwarzer, Trustee
/s/William N. Searcy, Jr.	/s/Jean Gleason Stromberg
William N. Searcy, Jr., Trustee	Jean Gleason Stromberg, Trustee
/s/Robert H. Wadsworth
Robert H. Wadsworth, Trustee